UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 30, 2024, the Board of Directors of Flux Power Holdings, Inc. (the “Company”) including its audit committee members, concluded that the previously issued audited consolidated financial statements as of and for the fiscal year ended June 30, 2023 and the unaudited consolidated financial statements as of and for the quarters ended September 30, 2023, December 31, 2023, and March 31, 2024 (collectively, the “Prior Financial Statements”), which were filed with the Securities and Exchange Commission (“SEC”) on September 21, 2023, November 9, 2023, February 8, 2024 and May 13, 2024, respectively, should no longer be relied upon because of errors in such financial statements relating to the improper accounting for inventory and a restatement should be undertaken. During the Company’s preparation of financial statements for the year ended June 30, 2024, it became aware that (i) approximately $1.2 million of excess and obsolete inventory, primarily as a result of a change in battery cells from a new supplier, was not properly reserved or written-off in earlier periods resulting in an overstatement of inventory, and (ii) certain loaner service packs were improperly accounted for as finished goods inventory as of June 30, 2023 resulting in an overstatement of inventory of approximately $0.5 million. As a result, the Company concluded that the errors resulted in (i) an overstatement of inventory, current assets, total assets and accumulated deficit on its balance sheet, and (ii) an understatement of cost of sales and net loss, and overstatement of gross profit on its statement of operations in the Prior Financial Statements. The Company is also evaluating the impact that improper accounting for inventory had on other historical financial statements for previous quarterly and fiscal periods which also could include the audited consolidated financial statements as of and for the years ended June 30, 2022 and 2021, as well as the quarterly unaudited consolidated financial statements within the years ended June 30, 2022, 2021 and 2020.

Based upon the foregoing, the Company’s Board of Directors is evaluating the impact of these matters on previous fiscal years and quarters to determine which financial statements in addition to the Prior Financial Statements may need to be restated and, as a part of this evaluation, may include additional revisions and/or adjustments to the Prior Financial Statements other than inventory that may be identified during the restatement process. Based on the results of the Board’s evaluation, the Company intends to file with the SEC one or more amended periodic reports covering the impacted financial statements as soon as practicable.

Management previously concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective during the periods covered by the Prior Financial Statements due to previously identified material weaknesses resulting from having insufficient personnel resources with technical accounting expertise related to certain aspects of the financial reporting process. As part of its ongoing remedial efforts to strengthen controls and procedures, the Company engaged an external financial consultant with extensive technical accounting expertise during the quarter ended March 31, 2024. In addition, in early March of 2024, the Company strengthened its internal financial expertise by hiring a new Chief Financial Officer with over 20 years of experience with publicly traded companies and finance and accounting and who also served as an auditor for 10 years with Ernst & Young LLP, where he became a certified public accountant.

After re-evaluation, the Company’s management has concluded that considering the errors described above, this represents an additional material weakness in the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting. To address this material weakness, management plans to continue to devote significant effort and resources to the remediation and improvement of the Company’s internal control over financial reporting. While the Company has processes to account for its inventory, under the leadership of the Company’s new Chief Financial Officer, the Company intends to strengthen its internal processes and procedures over inventory management and reporting. The Company has begun updating its processes and controls around inventory obsolescence, the timing of its internal inventory audits and implementation of other measures. In addition, the Company has also recently engaged an external financial consultant with extensive technical accounting expertise to assist with the analysis of prior periods, along with an independent law firm to conduct an internal review of the events and activities leading to errors in the financial statements.

The Company’s Audit Committee and Chief Financial Officer have communicated the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with Baker Tilly US, LLP, the Company’s independent registered public accounting firm.

In addition, the inventory error discussed above led to non-compliance with certain requirements under the Company’s Loan and Security Agreement with Gibraltar Business Capital, LLC, a Delaware limited liability company (“GBC”) (the “Loan Agreement”). The Loan Agreement provides the Company with a revolving credit facility for up to $16 million. Under the Loan Agreement, upon an occurrence of an event of default, GBC may, at its option, declare its commitments to the Company to be terminated and all obligations to be immediately due and payable, all without demand, notice or further action of any kind required on the part of GBC, and/or exercise other remedies available to it among other things including its rights as a secured party. On August 29, 2024, GBC agreed to waive the Company’s non-compliance with, and the effects of its non-compliance under, various representations, financial covenants and non-financial covenants relating to the Company’s financial statements and inventory contained in the Loan Agreement arising from the inventory error described under “Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” of this Current Report (the “Waiver”). As a result of the Waiver, the Company expects that its revolving credit facility remains available subject to meeting certain lending criteria under the Loan Agreement.

Item 7.01 Regulation FD Disclosure.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference. On September 5, 2024, the Company issued a press release announced that it has identified $1.7 million of excess and obsolete inventory and that as a result, the Company will restate previously issued financial statements for the fiscal year ended June 30, 2023, and quarters ended September 30, 2023, December 31, 2023 and March 31, 2024.

The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated September 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statement Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the expected adjustments to the Company’s financial statements, including the estimated amount and impact of adjustments on the Company’s financial statements, expectations with respect to the Company’s internal control over financial reporting and disclosure controls and procedures and related remediation, the potential for additional adjustments to the Company’s financial statements and additional restatements, the Company’s ability to access its revolving credit facility under the Loan Agreement, the potential actions that GBC could take to protect and enforce its rights under the Loan Agreement, and the expected filing date of its Form 10-K. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to, the completion of the review and preparation of the Company’s financial statements and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information; delays in the Company’s financial reporting, including as a result of unanticipated factors; the Company’s ability to obtain necessary waivers or amendments to the Loan Agreement in the future; the risk that the Company may become subject to stockholder lawsuits or claims; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its estimates, projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Ronald F. Dutt
Ronald F. Dutt,
Chief Executive Officer

Dated: September 5, 2024